Exhibit I

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108461) of Honeywell International Inc. of our report dated June 26, 2006 relating to the financial statements of the Honeywell Savings and Ownership Plan, (formerly Honeywell Savings and Ownership Plan II), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 29, 2006

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